Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement Nos. 33333-44922, 333-02845, 333-42445, 333-42447, 333-47277 and 333-61128 on Form
S-8 of our reports dated February 21, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Wausau Paper Corp. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wausau Paper Corp. for the year ended December 31, 2005.


DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin


March 15, 2006